UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Alliance Imaging, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2007

Dear Stockholders:

On Wednesday, May 30, 2007, Alliance Imaging, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Alliance’s corporate headquarters located at 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. The meeting will begin at 10:00 a.m. Pacific time.

Only record holders of shares of common stock of Alliance Imaging, Inc., par value $0.01 per share (“Common Stock”), at the close of business on April 16, 2007 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

1.                Elect two (2) Class III directors to hold office for a 3-year term;

2.                Approve an amendment to our 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated;

3.                Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.                Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT

By Order of the Board of Directors,

/s/ ELI H. GLOVINSKY

Eli H. Glovinsky
Executive Vice President, General Counsel and Secretary

Anaheim, California

April 27, 2007

ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2007

QUESTIONS AND ANSWERS

1.                 Q:  WHO IS SOLICITING MY VOTE?

A:            This proxy solicitation is being made and paid for by Alliance Imaging, Inc. (“Alliance,” “we” or “our”).

2.                 Q:  WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:            This Proxy Statement was first mailed to stockholders on or about April 28, 2007.

3.                 Q:  WHAT MAY I VOTE ON?

A:            (1)   The election of two (2) Class III directors to hold office for a 3-year term;

(2)          The approval of an amendment to the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries; and

(3)          The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.                 Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:            The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.

5.                 Q:  WHO IS ENTITLED TO VOTE?

A:            Record holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 16, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 50,215,662 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

6.                 Q:  HOW DO I VOTE?

A:            You may vote either by attending the Annual Meeting, or by signing and dating your proxy card and returning it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)          notifying our Secretary, Eli H. Glovinsky, at the address shown above;

(2)          attending the Annual Meeting and voting in person; or

(3)          returning a later-dated proxy card.

7.                 Q:  WHO WILL COUNT THE VOTE?

A:            Our Assistant Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The holders of a majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, constitutes a quorum for the transaction of business. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted toward a quorum.

8.                 Q:  HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?

A:            The election of the director nominees must be by a plurality of the stockholders represented at the meeting in person or by proxy. The approval of the amendment to our Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 must be approved by a majority of shares entitled to vote on the proposal and represented at the meeting in person or by proxy.

9.                 Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:            We do not know of any business to be considered at the 2007 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Howard K. Aihara and Eli H. Glovinsky to vote on such matters at their discretion.

10.          Q:  WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?

A:            As of April 16, 2007, OCM Principal Opportunities Fund IV, L.P., which we refer to as Oaktree, beneficially owned 22,749,005 shares of our Common Stock (approximately 45.3% of the voting shares), and MTS Health Investors II, L.P., which we refer to as MTS, beneficially owned 2,080,000 shares of our Common Stock (approximately 4.1% of the voting shares). Oaktree and MTS have advised us that they intend to vote these shares of Common Stock in favor of each of the matters described above.

11.          Q:  WHERE CAN I FIND ALLIANCE’S FINANCIAL INFORMATION?

A:            Our consolidated financial statements and related information are included in the Annual Report on Form 10-K for the year ended December 31, 2006 which is enclosed with this Proxy Statement. The Form 10-K is enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.

12.          Q:  WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING DUE?

A:            In general, stockholders who, in accordance with the Securities and Exchange Commission’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 Annual Meeting must submit their proposals to our Secretary on or before December 29, 2007.

In accordance with our Bylaws, in order to be properly brought before the 2008 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address set forth below no earlier than January 31, 2008 and no later than March 1, 2008. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934. Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Secretary of Alliance Imaging, Inc. at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806.

13.          Q:  WHO ARE THE PROXY SOLICITORS AND WHAT ARE THE SOLICITATION EXPENSES?

A:            We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation for such duties.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each director serving a three-year term and one class of directors being elected at each year’s annual meeting of stockholders. At each annual meeting of stockholders, nominees are elected as directors to a class with a term of office that expires at the annual meeting of stockholders held three years after the year of the nominee’s election, and until their successors are elected and qualified. The terms of office of the two incumbent Class III directors expire at the 2007 Annual Meeting. The Board has nominated incumbent directors, Edward L. Samek and Stephan A. Kaplan, for election to a three-year term of office that will expire at the annual meeting to be held in 2010.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE TWO (2) NOMINEES FOR DIRECTOR.

Paul S. Viviano, Neil F. Dimick and Curtis S. Lane are in the class of directors whose term expires at the 2008 Annual Meeting. Anthony B. Helfet and Michael P. Harmon are in the class of directors whose term expires at the 2009 Annual Meeting

Below is information about the Class III nominees and all other directors, including their principal occupation, business experience and other information, including directorships in other public companies. If for any reason any of the nominees should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available to serve if elected.

Nominees and Other Members of the Board of Directors

The Class III Nominees

EDWARD L. SAMEK	Director Since October 2001
Age 70

Mr. Samek has been a director since October 2001. Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as a director of North American Management Corp., Caremedic Systems, Inc., Veritext, LLC, the Jackson Laboratory, Water Jel and The Medical Transcription Industry Alliance. Mr. Samek currently serves as the Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee and Audit Committee.

STEPHEN A. KAPLAN	Director Since April 2007
Age 48

Mr. Kaplan has been a director since April 2007. Mr. Kaplan is the co-head of the Principal Group of Oaktree Capital Management, LLC. He joined Oaktree Capital Management, LLC in 1995, having previously served as a Managing Director of TCW and portfolio manager of TCW Special Credits Fund V—The Principal Fund. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher and responsible for that firm’s east coast bankruptcy and workout practice.

During his career as an attorney, Mr. Kaplan specialized in transactions involving the purchase and sale of companies undergoing financial restructurings. Mr. Kaplan currently serves as a director of Cannery Casino Resorts, Genco Shipping & Trading, General Maritime, HydroChem Industrial Services, and Regal Entertainment. Pursuant to a Governance and Standstill Agreement entered into in connection with their purchase of 49% of our outstanding shares of common stock from Viewer Holdings LLC, Oaktree and MTS currently collectively have the right to designate three persons to our Board of Directors, and Mr. Kaplan is one of those designees.

Incumbent Class I Directors serving for a term expiring in 2008

NEIL F. DIMICK	Director Since November 2002
Age 57

Mr. Dimick, a healthcare consultant and private investor, has been a director since November 2002. Mr. Dimick served as executive vice president and chief financial officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as senior executive vice president and chief financial officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche in 1973 where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation, Emdeon Corporation (the parent of WebMD Corporation), Resources Connection, Inc., Thoratec Corporation and Mylan Laboratories, Inc. Mr. Dimick currently serves as the Chairman of our Audit Committee and a member of our Finance Committee and Nominating and Corporate Governance Committee.

PAUL S. VIVIANO	Director Since January 2003
Age 54

Mr. Viviano has been a director since January 2003, the Chairman of our Board since November 2003, and our chief executive officer since April 7, 2003. He served as our president and chief operating officer from January 2, 2003 through April 6, 2003. Prior to joining us, Mr. Viviano was chief executive officer of USC University Hospital and USC Norris Cancer Hospital from 2000 through 2002. He has also served the St. Joseph Health System from 1987 to 2000 in the most recent capacity of its executive vice president and chief operating officer from 1995 to 2000. Mr. Viviano currently serves as the Chairman of our Finance Committee.

CURTIS S. LANE	Director Since April 2007
Age 49

Mr. Lane has been a director since April 2007. Mr. Lane founded MTS Health Investors, LLC. in March 2000. Prior to MTS Health Investors, LLC, Mr. Lane was a partner at Evercore Partners. From 1985 through 1998 he was at Bear Stearns & Co. Inc., where he was a Senior Managing Director responsible for healthcare investment banking. He presently serves as a director of IASIS Healthcare Corporation, PENN Medicine, America’s Camp Foundation and Senior Home Care, Inc. Mr. Lane currently serves as a member of our Nominating and Corporate Governance Committee and Compensation Committee. Pursuant to a Governance and Standstill Agreement, Oaktree and MTS currently collectively have the right to designate three persons to our Board of Directors, and Mr. Lane is one of those designees.

Incumbent Class II Director serving for a term expiring in 2009

ANTHONY B. HELFET	Director Since October 2001
Age 63

Mr. Helfet, an investment banker, has been a director since October 2001. In March 2006, Mr. Helfet was named the Vice Chairman and the Co-Head of Mergers and Acquisitions of Merriman Curhan Ford & Co., a wholly-owned subsidiary of MCF Corporation. From September 2001 through December 2001, he was a Special Advisor to UBS Warburg. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon, Read & Co. Inc. and its successor organization, UBS Warburg. Mr. Helfet was also Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon, Read & Co. Inc. Mr. Helfet is also a director of Layne Christensen Company and MCF Corporation. Mr. Helfet currently serves as a member of our Compensation Committee and Audit Committee.

MICHAEL P. HARMON	Director Since April 2007
Age 38

Mr. Harmon has been a director since April 2007. Mr. Harmon is a Managing Director with the Principal Group of Oaktree Capital Management, LLC. where he has been responsible for sourcing, evaluating and managing private equity investments since 1997. Prior to this, Mr. Harmon held positions in the Corporate Recovery Consulting group of Price Waterhouse and the Special Credits group at Society Corporation. Mr. Harmon currently serves as a director of Suddenlink Communications, HydroChem Industrial Services, Senior Home Care and Wright Line.  Mr. Harmon currently serves as Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and Finance Committee. Pursuant to a Governance and Standstill Agreement, Oaktree and MTS currently collectively have the right to designate three persons to our Board of Directors, and Mr. Harmon is one of those designees.

Corporate Governance and Board Committees

Alliance’s business is managed under the direction of our Board of Directors. The Board selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

Our Board of Directors has reviewed the independence of the members of our Board, in accordance with the guidelines set out in our Corporate Governance Guidelines (available at www.allianceimaging.com/investors/corporate_governance.html) and Section 303A of the Listed Company Manual of the New York Stock Exchange, or NYSE. As a result of the review, the Board of Directors has determined that Messrs. Kaplan, Lane, Harmon, Helfet, Samek, and Dimick each qualify as independent directors in accordance with Section 303A. In making its independence determinations, the Board noted in particular the following:

•       Oaktree beneficially owns 22,749,005 shares of our common stock. Mr. Kaplan is a member of Oaktree Capital Management, LLC., and Mr. Harmon is a managing director of Oaktree Capital Management, LLC.

•       MTS beneficially owns 2,080,000 shares of our common stock. Mr. Lane is a member of MTS Health Investors, LLC.

•       Oaktree, MTS and their affiliates acquired approximately 49% of our outstanding shares of common stock from Viewer Holdings LLC, a fund managed by an affiliate of Kohlberg, Kravis

Roberts & Co., L.P., or KKR, on April 16, 2007. The aggregate purchase price of approximately $153 million consisted of funds under management of Oaktree and MTS. As a result of the share purchase, Oaktree and MTS beneficially own an aggregate of approximately 49.4% of our outstanding shares of common stock. In connection with the share purchase, Oaktree and MTS obtained various management rights and rights to designate persons to our Board and committees of our Board under a Governance and Standstill Agreement that they entered into in connection with the share purchase. They were also assigned registration rights under a registration rights agreement.

The Board noted that under Section 303A, the concern is independence from management, and that the New York Stock Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. The Board noted that Oaktree Capital Management, LLC is comprised of nine Principals and over 345 staff members in Los Angeles, New York, London, Tokyo, Singapore, Frankfurt, Hong Kong, Stamford (Connecticut),  Luxembourg and Beijing. The Board noted that the principals of MTS Health Investors, LLC have been responsible for 124 financing transactions and 75 M&A and advisory assignments with an aggregate value of over $52 billion dollars. MTS Health Investors, LLC’s investment in Alliance was an ordinary course investment and represents only approximately 4.1% of our outstanding shares of common stock. The Board determined that none of the above relationships constituted a material relationship with Alliance for purposes of Section 303A or impaired the independence of Messrs. Kaplan, Lane or Harmon.

Our Board of Directors meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held four meetings in the fiscal year ended December 31, 2006, referred to as fiscal 2006. During fiscal 2006, all directors attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and sometimes act by written consent taken without a meeting. Our directors are invited to attend our 2007 Annual Meeting. Our Chairman, Mr. Viviano, attended and presided over our 2006 Annual Meeting.

Executive management, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The chief executive officer, chief operating officer, chief financial officer, general counsel and other selected members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

Our Board of Directors currently has four committees, the Nominating and Corporate Governance Committee, the Finance Committee, the Compensation Committee and the Audit Committee (Committee charters are available at www.allianceimaging.com/investors/corporate_governance.html).

The Nominating and Corporate Governance Committee was established in April 2007. The Nominating and Corporate Governance Committee is responsible for the identification of qualified candidates to become Board and Board committee members, the selection of nominees for election as directors at annual stockholders meetings, the selection of candidates to fill Board vacancies, the development and recommendation to the Board of our Corporate Governance Guidelines and oversight of the evaluation of the Board and management. The Committee’s current members are Messrs. Samek (Chairman), Dimick, Lane and Harmon. The Nominating and Corporate Governance Committee was formed in April 2007 and has not yet met.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election or appointment, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make analytical inquiries, representation of significant stockholders, general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, experience in our industry and with relevant social policy concerns, understanding of our business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholders may nominate candidates for election to our Board of Directors in accordance with our Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Alliance Imaging, Inc., 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806. In general, such nominations must be received in writing by the Company’s Secretary not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting, as set forth in our Bylaws. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.  The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership recommended by stockholders, and will evaluate such candidates in the same manner as other candidates identified by the Committee.

The Finance Committee is responsible for providing assistance to the Board in its oversight of Alliance’s financial affairs, capital expenditure policy, investment policy, insurance programs and capital structure. The Committee’s current members are Messrs. Dimick, Harmon and Viviano (Chairman). The Finance Committee was formed in April 2007 and has not yet met.

The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executives, including by designing (in consultation with management or the Board), recommending to the Board for approval and evaluating the compensation plans, policies and programs of the company. As part of these responsibilities, the Committee determines (subject to Board approval in the case of non-CEO compensation) executive base compensation and incentive compensation and approves the terms of stock option grants pursuant to our option plans and arrangements.   The Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy materials. Under its Charter, the Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it is not permitted to delegate its responsibilities with respect to determination of the Chief Executive Officer’s compensation, evaluation of the Chief Executive Officer’s performance, review of compensation, employment and severance agreements for all other executive officers, review of incentive-compensation and equity-based plans, compensation matters intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code, or compensation matters intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 under that Act. The Committee’s current members are Messrs. Harmon (Chairman), Lane, Helfet and Samek. During fiscal 2006 the Compensation Committee held four meetings.

The Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder approval, is also responsible for assisting our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. The members of the Audit Committee are Messrs. Dimick (Chairman), Helfet and Samek. Our Board of Directors has determined that the members of the Audit Committee are “independent” as defined in the NYSE Listing Company Manual. Our Board of Directors has also determined that each member of the Audit Committee is financially literate, as required under the NYSE listing standards, and that Neil Dimick is an “audit committee financial expert” within the meaning of SEC rules. Our Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committee of more than two other public companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Mr. Dimick currently serves on the audit committees of four public companies, in addition to our Audit Committee. In light of Mr. Dimick’s other commitments, our Board of Directors has concluded that his service on those four audit committees would not impair his ability to effectively serve on our Audit Committee. During fiscal 2006, the Audit Committee held eight meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Stockholders and other parties interested in communicating directly with our independent directors as a group and our Audit Committee may do so by writing to Corporate Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. Our Corporate Secretary will review all such correspondence and forward to the Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to such matters.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees or shareholders of concerns regarding questionable accounting or auditing matters. Employees or stockholders may call the following number (800) 799-4605 to make anonymous submission of their concerns.

Directors’ Compensation

Our non-employee directors receive an annual fee of $25,000 and reimbursement of travel expenses in consideration for their services as directors. Commencing in 2007, non-employee directors who also serve as members of our Audit Committee receive an additional $15,000 per annum, and the non-employee director who serves as Chairman of our Audit Committee receives an additional $20,000 per annum (these amounts were $10,000 and $15,000, respectively, in 2006).

In addition, our Board of Directors formed a Special Committee of disinterested and independent directors to consider various matters in connection with the sale by Viewer Holdings LLC, a fund managed by an affiliate of KKR of approximately 49% of the outstanding shares of our common stock to Oaktree and MTS. The Special Committee’s members were Messrs. Dimick (Chairman), Helfet and Samek. In 2007, the Chairman of the Special Committee received a one-time fee of $40,000, and the other members received a one-time fee of $30,000. The members of the Special Committee were also entitled to receive an additional per meeting fee of $2,000 per in-person meeting and $1,000 per telephonic meeting.

We have established a directors’ deferred compensation plan for all non-employee directors. Each of Messrs. Dimick, Helfet and Samek has elected to participate in the director plan and have his annual board membership fee of $25,000 deferred into a stock account and converted quarterly into phantom shares. Upon retirement, separation from the Board of Directors, or the occurrence of a change of control, each director has the option of being paid cash or issued common stock for his phantom shares. Messrs. Michelson, Freeman, Greene and Momtazee also elected to participate in the director plan, although each has now resigned from the Board of Directors and no longer holds any phantom shares. Neither of Messrs. Kaplan, Harmon or Lane has elected to participate in the director plan.

The following table summarizes the compensation earned during the year ended December 31, 2006 by each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael W. Michelson(4)		25,000	25,000
Edward L. Samek	10,000	36,768	46,768
Anthony B. Helfet	10,000	25,000	35,000
James C. Momtazee(4)		35,922	35,922
Neil F. Dimick	15,000	34,960	49,960
Kenneth W. Freeman(4)		25,000	25,000
James Greene(5)		9,958	9,958

(1)          The amounts in this column represents fees payable to Mr. Samek and Mr. Helfet, who serve as members of our Audit Committee and receive $10,000 per annum, and fees payable to Mr. Dimick, who serves as Chairman of our Audit Committee and receives $15,000 per annum. Amounts do not include fees earned as members of the Special Committee because the Special Committee was not formed until 2007.

(2)          The amounts in these columns are the dollar amounts recognized as expense for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with accordance Statement of Financial Accounting Standards No. 123(R) (revised December 2004), “Share-Based Payment”(“SFAS 123R”). Effective January 1, 2000, the Company established a Directors’ Deferred Compensation Plan (the “Director Plan”) for all non-employee directors. Each of the non-employee directors listed in the table has elected to participate in the Director Plan and have their annual fee of $25,000 deferred into a stock account and converted quarterly into Phantom Shares. Each director has the option of being paid cash or issued common stock for their Phantom Shares, which is paid or issued upon retirement, separation from the Board of Directors, or the occurrence of a change in control. This election is made at the beginning of their term. For directors who elect to be paid out in cash, the value of their phantom shares fluctuates based on the Company’s stock price. The change in fair market value of the stock price is reflected through an increase or decrease to director’s fees in the statement of operations.

(3)          As of December 31, 2006, the non-employee directors had outstanding the following amounts of phantom shares in their account: Mr. Michelson, 27,186 phantom shares, Mr. Samek, 21,185 phantom shares, Mr. Helfet, 21,063 phantom shares, Mr. Momtazee, 19,976 phantom shares, Mr. Dimick, 18,602 phantom shares and Mr. Freeman, 4,889 phantom shares.

(4)          Resigned from the Board effective April 16, 2007.

(5)          Effective May 24, 2006 Mr. Greene terminated his directorship with the Board and he was issued 13,201 shares of the company’s common stock , equal to the number of phantom share balance in his plan account on that date.

PROPOSAL 2

THE APPROVAL OF AN AMENDMENT TO OUR 1999 EQUITY PLAN FOR
EMPLOYEES OF ALLIANCE IMAGING, INC. AND SUBSIDIARIES, AS AMENDED AND RESTATED.

This Proposal No. 2, if approved, would amend our 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated, to increase the number of shares available to be awarded under the plan from 6,325,000 shares to 8,025,000 shares. Our Board of Directors approved this amendment through actions taken at meetings on March 16, 2007 and April 26, 2007, subject to stockholder approval.

The principal features of the 1999 Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the 1999 Equity Plan itself which is attached to this proxy statement as Appendix A.

General

We believe that the 1999 Equity Plan should be amended to increase the number of shares available to be awarded under the plan from 6,325,000 shares to 8,025,000 shares. The continued ability to grant a variety of equity awards provides us with a valuable tool to help attract and retain officers, key employees, consultants and non-employee directors who will help us meet our goals in the future.

Our prudent use of the 1999 Equity Plan allows us to grant equity-based awards to motivate our employees to achieve our business goals and create long-term stockholder value while balancing corporate governance and dilution concerns. As of December 31, 2006, awards covering an aggregate of 4,094,325 shares were outstanding under the 1999 Equity Plan, and 1,055,250 shares remained available for future grants. This excludes the restricted stock awards for an aggregate of 625,000 shares described under “Eligibility” below. The closing share price for our common stock on the NYSE on April 16, 2007 was $9.24.

New Plan Benefits

Under the 1999 Equity Plan, our Chief Executive Officer and our four most highly compensated executive officers in addition to our Chief Executive Officer have received the following option grants: Paul S. Viviano, our Chairman of the Board of Directors and Chief Executive Officer, has received options to purchase 1,410,000 shares; Michael F. Frisch, our Executive Vice President and Chief Operating Officer, has received options to purchase 310,000 shares; Howard K. Aihara, our Executive Vice President and Chief Financial Officer, has received options to purchase 235,000 shares; Eli H. Glovinsky, our Executive Vice President, General Counsel and Secretary, has received options to purchase 235,000 shares; and Nicholas A. Poan, our Senior Vice President and Chief Accounting Officer, has received options to purchase 58,000 shares. Our executive officers as a group have received options to purchase an aggregate of 2,248,000 shares under the 1999 Equity Plan. Our non-employee directors have not received any options to purchase shares under the 1999 Equity Plan. Our non-executive officer employees as a group have received options to purchase an aggregate of 2,580,080 shares under the 1999 Equity Plan. In addition, restricted stock awards have been made to our executive officers, conditioned on stockholder approval of this Proposal No. 2, as described under “Eligibility” below.

All future grants under the 1999 Equity Plan are within the discretion of our Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the 1999 Equity Plan (the Compensation Committee or such other committee, the “Committee”) and the benefits of such grants are, therefore, not determinable.

Description of Proposed Amendments

The 1999 Equity Plan currently allows for the grant of 6,325,000 shares in the form of restricted stock, restricted stock units, stock bonus, and performance-based awards. The 1999 Equity Plan as proposed to be amended would increase the number of shares available to be awarded under the plan from 6,325,000 shares to 8,025,000 shares.

The 1999 Plan is not being amended in any material respect other than to reflect the change described above.

Purposes

The purposes of the 1999 Equity Plan are to promote the long term financial interests and growth of the Company and our subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate personnel by means of growth-related incentives to achieve long range goals; and to further the identity of interests of participants with those of our stockholders through opportunities for stock or stock-based ownership in us.

Shares Subject to the 1999 Equity Plan

Assuming approval of this Proposal 2, the number of shares of our common stock that may be issued pursuant to awards granted under the 1999 Equity Plan shall not exceed, in the aggregate, 8,025,000 shares. To the extent that an award is forfeited, terminated, canceled or expired without being exercised, any shares subject to the award will be available for future grants under the 1999 Equity Plan.

Administration

The 1999 Equity Plan may generally be administered by the Committee. The 1999 Equity Plan is currently being administered by the Compensation Committee of our Board of Directors (the “Committee”). The Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code. The Committee has the power, authority and discretion to administer, construe and interpret the 1999 Equity Plan to make rules for carrying out the 1999 Equity Plan and to make changes in such rules.

Eligibility

Our employees, consultants and other persons having a unique relationship with us or any of our subsidiaries are eligible to receive awards under the 1999 Equity Plan. As of March 31, 2007, we had approximately 1,932 employees and consultants; and, there are currently no other persons having a unique relationship with us or any of our subsidiaries. The Committee determines which of our employees, consultants and other persons will be granted awards. No employee or consultant is entitled to participate in the 1999 Equity Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those who are selected to receive grants by the Committee may participate in the 1999 Equity Plan.

As of the date of this proxy statement, the Compensation Committee has made awards of restricted stock awards for an aggregate of 625,000 shares of common stock, where the effectiveness of the awards are conditioned on stockholder approval of an increase in the number of shares to be awarded under the plan. In approving the amendments to the 1999 Equity Plan, the Board reserved 75,000 shares from the increased pool (subject to stockholder approval of the increase) for awards of restricted stock to be made in the future at the discretion of the Compensation Committee. Included in the 625,000 shares that were awarded are awards made to our CEO (325,000 shares), COO (50,000 shares), CFO (100,000 shares) and

Chief Accounting Officer (50,000 shares). These awards will become effective upon approval of Proposal No. 2.

Awards Under the 1999 Equity Plan

The 1999 Equity Plan provides that the Committee may grant or issue non-qualified stock options, restricted stock, restricted stock units, stock bonus, or performance-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options, or NQSOs, provide for the right to purchase common shares at a specified price which may not be less than 85% of the fair market value of a share of our common stock on the date of grant, and usually will become exercisable in one or more installments after the grant date. At the time of grant, the Committee shall determine, and shall have specified in the award agreement or other plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the NQSO as the Committee deems appropriate. NQSOs may not be exercised more than 10 years after the date granted.

Restricted Stock, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. Awards of restricted stock are subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock). These restrictions lapse as the Committee determines at the time of the grant of the restricted stock or thereafter. The Committee may establish the exercise or purchase price, if any, of any restricted stock, but such price shall not be less than the par value of a share of common stock on the date of grant. The Committee may determine that participants may be awarded restricted stock in consideration for past services actually rendered to us for our benefit. All awards of restricted stock made shall be evidenced by an award agreement.

Restricted Stock Units, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. At the time of the grant of restricted stock units, the Committee shall specify the date or dates on which the restricted stock units become fully vested and nonforfeitable, and may specify such conditions to vesting as the Committee deems appropriate. The Committee may establish the exercise or purchase price, if any, of any restricted stock unit, but such price will not be less than the par value of a share of common stock on the date of grant. The Committee may determine that the participants may be awarded restricted stock units in consideration for past services actually rendered to us for our benefit. A restricted stock unit will only be exercisable or payable while the participant is an employee or consultant of us, but the Committee in its sole and absolute discretion may provide that a restricted stock unit may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All awards of restricted stock units shall be subject to the additional terms and conditions as determined by the Committee and as evidenced by an award agreement.

Stock Bonus Awards, may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Committee. The Committee may establish the exercise or purchase price, if any, of any stock bonus award but such price will not be less than the par value of a share of common stock on the date of grant. The Committee may determine that the participants may be awarded stock bonus awards in consideration for past services actually rendered to us for our benefit. A stock bonus award will only be exercisable or payable while the participant is an employee or consultant of us, but the Committee in its sole and absolute discretion may provide that a stock bonus award may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant’s retirement, death or disability or otherwise. All stock bonus awards shall be subject to the additional terms and conditions as determined by the Committee and as evidenced by an award agreement.

Performance Criteria

The Committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Committee may grant to such covered employees restricted stock, restricted stock units, and stock bonus awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our divisions or operating units (“performance-based awards”):

Net earnings (either before or after interest, taxes, depreciation and amortization);

economic value-added (as determined by the Committee);

sales or revenue;

net income (either before or after taxes);

operating earnings;

cash flow (including, but not limited to, operating cash flow and free cash flow);

cash flow return on capital;

return on net assets;

return on stockholders’ equity;

return on assets;

return on capital;

stockholder returns;

return on sales;

gross or net profit margin;

productivity;

expense;

margins;

operating efficiency;

customer satisfaction;

working capital;

earnings per Share;

price per Share; and

market share,

any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The maximum number of shares which may be subject to options, restricted stock awards, restricted stock unit awards, stock bonus awards, and performance-based awards granted under the 1999 Equity Plan to any individual in any calendar year may not exceed 2,000,000 shares of common stock.

Term of 1999 Equity Plan

The 1999 Equity Plan has a ten-year term extending through May 2016. No awards shall be made under the 1999 Equity Plan after expiration of the 1999 Equity Plan, but the terms of the awards made on or before expiration may extend beyond such expiration.

Limitations and Conditions of Awards

Each award is evidenced by an award agreement between us and the participant, and is subject to the following additional terms and conditions:

No Rights Until Issuance of Share Certificates.   Participants shall not be, and shall not have any of the rights or privileges of, our stockholders in respect of any shares purchasable or otherwise acquired relating to any award unless and until certificates representing such shares have been issued by us to the participants.

Individual Award Limit.   No participant shall be granted, in any calendar year, awards to purchase more than 2,000,000 shares of common stock. This limitation shall be adjusted proportionately in connection with any change in our capitalization.

Awards Not Transferable

Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the 1999 Equity Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant. No election as to benefits or exercise of the awards or other rights made under the 1999 Equity Plan may be made during a participant’s lifetime by anyone other than the participant except by a legal representative appointed for or by the participant.

Adjustments Upon Changes in Capitalization

In the event of any change in the outstanding shares of common stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of shares subject to the 1999 Equity Plan and available for or covered by awards and share prices related to outstanding awards, and make such other revisions to outstanding awards as the Committee deems are equitably required.

Under the 1999 Equity Plan, the Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The Committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. The meaning of  “change of control” is described below under “Stock Option Plans—Change of Control.”

The form of stock option agreement under the 1999 Equity Plan provides for single trigger acceleration upon a change of control, and restricted stock and stock bonus awards are subject to pro rata acceleration, as described below under “Stock Option Plans—Change of Control”.

Amendment and Termination of the 1999 Equity Plan

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding awards as are consistent with the 1999 Equity Plan; but, except for adjustments made upon changes in capitalization as discussed above, no such action shall modify such award in a manner adverse to the participant without the participant’s consent except as such modification is provided for or contemplated in the terms of the award. The Board of Directors may amend, suspend or terminate the Plan.

Federal Income Tax Consequences Associated with the 1999 Equity Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 1999 Equity Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options.   For federal income tax purposes, if an optionee is granted NQSOs under the 1999 Equity Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs, the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Restricted Stock and Restricted Stock Units.   A participant to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, and we will be entitled to a deduction for the same amount. Similarly, when restricted stock units vest and the underlying stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Stock Bonus Awards.   A participant to whom stock bonus awards are issued generally will recognize ordinary income in the amount of the fair market value of the stock awarded and we generally will be entitled to a deduction for the same amount. If, however, such shares are subject to a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Section 162(m) of the Code.   In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the “performance-based compensation” exception if the options are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance-based awards granted under the 1999 Equity Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 1999 Equity Plan in such a manner that the Committee can determine the terms and conditions of stock options and performance-based awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A.   Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

If a 1999 Equity Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to awards issued under the Plan) are not entirely clear.

Under the 1999 Equity Plan, in the event that the Committee determines that any award made under the 1999 Equity Plan may be subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued in the future), the Committee may adopt such amendments to the 1999 Equity Plan and the applicable award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting shall be required to approve the proposed Amended and Restated 1999 Equity Plan for Alliance Imaging, Inc. and Subsidiaries.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 EQUITY PLAN FOR ALLIANCE IMAGING, INC. AND SUBSIDIARIES, AS AMENDED AND RESTATED.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, referred to as fiscal 2007, subject to your ratification. Deloitte & Touche LLP has served as our independent registered public accounting firm since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2005 by our independent registered public accounting firm, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2006	2005
Audit fees(a)	$707,000	$651,000
Audit-related fees(b)	71,000	101,000
Total audit and audit-related fees	778,000	752,000
Tax fees(c)	—	—
All other fees(d)	—	—
Total fees	$778,000	$752,000

(a)           Includes fees for the audit of our annual financial statements and the annual audit of our internal controls over financial reporting, annual audits of the financial statements of our joint ventures, and services associated with securities filings such as comfort letters, consents and assistance with review of documents filed with the SEC.

(b)          Includes employee benefit plan audit fees, accounting consultations and due diligence services for acquisitions.

(c)           Includes tax consultation.

(d)          Includes fees for other permitted non-audit services such as billing compliance reviews. Deloitte & Touche LLP was not engaged and did not receive fees for financial information system design and implementation services.

All audit and non-audit services performed by our independent registered public accounting firm must be specifically pre-approved by our Audit Committee. Consistent with this policy, in 2006 all audit and non-audit services performed by Deloitte & Touche LLP were pre-approved by our Audit Committee.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

OWNERSHIP OF ALLIANCE COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 16, 2007, (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each of our directors; (iii) by each of our officers (and former officers) identified in the table set forth under the heading “Summary Compensation Table”; and (iv) by all of our executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned
OCM Principal Opportunities Fund IV, L.P.(2)	22,749,005	45.3%
MTS Health Investors II, L.P.(3)	2,080,000	4.1%
Paul S. Viviano(4)	968,911	1.9%
Michael F. Frisch(5)	40,750	*
Andrew P. Hayek(6)	140,160	*
Howard K. Aihara(7)	67,500	*
Christopher J. Joyce(8)	21,500	*
Nicholas A. Poan(9)	4,400	*
Stephen A. Kaplan(2)	22,749,005	45.3%
Curtis S. Lane(3)	2,080,000	4.1%
Michael P. Harmon(2)	—	*
Neil F. Dimick	—	*
Anthony B. Helfet	—	*
Edward L. Samek	—	*
All Present Executive Officers and Directors (11 persons)(10)	25,932,066	50.5%

*                    Less than 1%

(1)          Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 50,215,662 shares outstanding as of April 16, 2007, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of April 16, 2007. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of April 16, 2007 are based upon the sum of 50,215,662 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of April 16, 2007 held by them, as indicated in the following notes.

(2)          Oaktree is an affiliate of Oaktree Capital Management, LLC., which is a limited liability company, the managing members of which are Messrs. Stephen A. Kaplan, Howard S. Marks, Bruce A. Karsh, Kevin Clayton, John B. Frank, Larry W. Keele, David M. Kirchheime, Richard Masson, and Sheldon M. Stone. Mr. Kaplan is currently a member of our Board of Directors. Mr. Kaplan is not currently a member of any of our committees. Mr. Kaplan may be deemed to share beneficial ownership of any shares beneficially owned by Oaktree Capital Management, LLC. Mr. Kaplan disclaims such beneficial ownership. Michael P. Harmon is a member of our Board of Directors and also an executive of Oaktree. Mr. Harmon is currently the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and Finance Committee. Mr. Harmon disclaims that he is the beneficial owner of any shares beneficially owned by Oaktree Capital Management, LLC. The address of Oaktree Capital Management, LLC. and Messrs. Kaplan and Harmon is: c/o Oaktree Capital Management, LLC., 333 South Grand Avenue, Los Angeles, CA

90071. On April 16, 2007, Oaktree, MTS and several of their affiliates entered into a Stockholders Agreement which controls certain aspects of the management of their shares. Pursuant to this agreement, each may be considered to beneficially own all the shares as members of a “group.”

(3)          MTS is an affiliate of MTS Health Investors, LLC., which is a limited liability company, the senior managing members of which are Messrs. Curtis S. Lane and William J. Kane, and the other members of which are Messrs. Oliver T. Moses, Kenton L. Rosenberry, Teri Myers, and Melanie Harris. Mr. Lane is currently a member of our Board of Directors and he is also a member of our Nominating and Corporate Governance Committee and Compensation Committee. Mr. Lane may be deemed to share beneficial ownership of any shares beneficially owned by MTS Health Investors LLC. Mr. Lane disclaims such beneficial ownership. The address of MTS Health Investors, LLC. and Mr. Lane is: c/o MTS Health Investors, LLC., 623 Fifth Avenue, New York, NY 10022. On April 16, 2007, Oaktree, MTS and several of their affiliates entered into a Stockholders Agreement which controls certain aspects of the management of their shares. Pursuant to this agreement, each may be considered to beneficially own all the shares as members of a “group.”

(4)          This amount includes 902,500 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(5)          This amount represents 40,750 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)          This amount represents 140,460 shares which were exercised on April 4, 2007.

(7)          This amount represents 67,500 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)          This amount represents 21,500 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)          This amount represents 4,400 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(10)   This amount includes 1,236,850 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

Compensation for all executive officers named in the summary compensation tables below, whom we refer to as Named Executive Officers, is designed to be significantly performance-based. The Compensation Committee believes that compensation paid to our executives should be closely aligned with our performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and should assist us in attracting and retaining key executives critical to our long-term success.

More generally, our compensation program strives to achieve the following objectives:

•        Attract and retain individuals of superior ability and managerial talent;

•        Ensure executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•        Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•        Enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in us through restricted stock and stock options.

To achieve these objectives, executive officers are paid competitively, consistent with our success and their contribution to that success. The compensation program is structured to ensure that a significant portion of compensation directly relates to our stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Compensation Committee sets goals designed to link each executive’s compensation to certain key measures of our performance and the executive’s own performance. Consistent with the performance-based philosophy, in addition to a base salary, executive officer compensation includes a significant incentive-based component. For the Named Executive Officers, as well as other members of our senior executive management team (comprised of the Chief Executive Officer (CEO), Chief Operating Officer (COO), Chief Financial Officer (CFO), General Counsel and Chief Accounting Officer), the Compensation Committee reserves the largest potential compensation awards for performance- and incentive-based programs.

Within our performance-based compensation program, we aim to compensate executives in a manner that is tax effective for us. In practice, all of the annual compensation delivered by us is tax-qualified under Section 162(m) of the Code.

The elements of our executive compensation include the following:

•        annual base salary;

•        annual cash bonus opportunity in accordance with our Executive Incentive Plans;

•        discretionary long-term equity awards in accordance with our 1999 Equity Plan; and

•        additional benefits and perquisites.

Total compensation is allocated between cash and equity based in part on benchmarking to a peer group of healthcare services companies of comparable size, discussed below. The allocation is also based on the appropriate balance between short-term incentives and long-term incentives to align the interests of our executive officers with stockholders. The balance between equity and cash compensation among executive officers is evaluated annually.

To further tie compensation to performance, there is no minimum compensation award required by our Executive Incentive Plans and no minimum equity award required by our 1999 Equity Plan.

The Process for Determination of Compensation Awards

The Compensation Committee has the primary authority to determine and, in the case of non-CEO compensation, recommend to the Board the compensation awards available to our executive officers

For 2006, consistent with prior years, the Compensation Committee retained an independent research and data analysis consultant, Kinat Data Company, LLC, to work with management and the Compensation Committee to assist it in the determination of the key elements of the compensation programs. The consultant engaged by the Compensation Committee is an independent consultant with expertise regarding compensation matters in the healthcare services industry. The Compensation Committee evaluated a number of factors in determining the amount of executive compensation relative to the market. The consultant provided data and analysis to management and the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executives. The components of the executive compensation package described below were determined in part based on the consultant’s input.

To aid the Compensation Committee in making its determination, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each member of our executive management team, in turn, participates in an annual performance review with the CEO to provide input about the member’s contributions to our success for the period being assessed. The performance of our executive management team is reviewed annually by the Compensation Committee.

Compensation Benchmarking and Peer Group

For each executive officer, in determining base salaries, target bonus percentages (as described below), discretionary equity grants and allocation of total compensation between cash and equity, the Compensation Committee considers the compensation paid by a peer group of healthcare services companies. This approach enables us to offer competitive compensation packages to our executives and also ensures that our cost structures will allow us to remain competitive in our markets. In setting annual cash compensation and determining equity grants, the Compensation Committee aims to provide market compensation that is competitive with the cash compensation and equity grants of executive officers performing similar job functions at companies in the peer group. Our annual review indicates that the structure of our compensation, including annual base salary, annual incentive cash compensation and discretionary stock awards, is comparable to the compensation structures of our peer companies. Based on a peer review in 2006 for our CEO, COO, CFO and General Counsel, total cash compensation ranged from being beneath the lowest base salary in the peer group to the 58th percentile in the peer group. Total annual equity compensation ranged from being beneath the lowest equity compensation in the peer group where equity awards were made to the 86th percentile in the peer group. Total compensation ranged from the 41st percentile of the peer group to the 86th percentile of the peer group.

For 2006, the peer group was comprised of the following 14 companies: America Service Group, Inc., Amsurg Corporation, Corvel Corporation, Five Star Quality Care, Hanger Orthopedic Group, Matria Healthcare, Inc., Medcath Corporation, Odyssey Healthcare, Inc., Option Care, Inc., Pediatrix Medical Group, Inc., Psychiatric Solutions, Inc., Radiologix, Inc., Rehab Group, Inc. and VCA Antech, Inc. The Compensation Committee believes that this group of companies provides an appropriate peer group because the companies are primarily engaged in healthcare services and related businesses and the 2005 annual revenue of the companies fell within a range of $180 million to $840 million, which is comparable to our 2005 revenues.

Annual Base Salary

Base salaries for executive officers are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, competitive salary levels within the peer group of companies, and company budget. Based on the peer group review for 2006 described above, base salaries for our named executive officers ranged from being beneath the lowest base salary in the peer group to being at the 30th percentile of the peer group.  Decisions regarding increases in base salary each year are based significantly on individual performance, as assessed by the Compensation Committee with input from the CEO (with respect to executives other than himself). Any increases approved by the Compensation Committee are discretionary and there are no formulaic base salary increases provided to executives.

Performance-Based Compensation

Annual Cash Bonus Opportunity

There are two Executive Incentive Plans that apply to our executive officers. Both plans are tied directly to key measures of our overall success. Each of our executives, regardless of the applicable plan, is assigned an annual target bonus which is stated as a percentage of his or her annual base salary. In 2006 for example, the target bonus percentage for the CEO was 85% of his annual base salary, the target bonus percentage for the CFO was 75% of his annual base salary, the target bonus percentage of the former COO was 75% of his annual base salary, the target bonus percentage of the former General Counsel was 60% of his annual base salary and the target bonus percentage of the Chief Accounting Officer was 60% of his annual base salary.

In 2006, the CEO, CFO and former COO participated in an Executive Incentive Plan with two performance measures: a value added component and a fixed-site return on capital component. The value added component constituted 75% of the annual bonus calculation and the fixed-site return on capital component constituted the remaining 25%. In 2006, the minimum threshold for the CEO, CFO and former COO to earn the value added component of the bonus was 93% of the 2006 Adjusted EBITDA budget ($146.8 million). In order to determine the value added component of the bonus, actual Adjusted EBITDA is reduced by our depreciation and a capital charge (equal to 10% of the value of our net assets). The higher the resulting value added number, the higher the bonus percentage for the value added component. In 2007, the value added component of the annual incentive compensation of the CEO, CFO and COO will be replaced by the Corporate PAL calculation described below.

The fixed-site return on capital component is determined with reference to EBIT, which is earnings before interest and income taxes, generated by our fixed-sites opened in the applicable year divided by total capital expended on such fixed-sites. In 2006, the minimum threshold for the CEO, CFO and former COO to earn the fixed-site return on capital component of the bonus was 11%. The higher the return on capital, the higher the bonus percentage for the fixed-site return on capital component. The return on capital for fixed-sites opened in the applicable year is measured over two years following the applicable year and is not paid until two years after the applicable year. For example, the return on capital component for 2006 will be measured in 2008 and 2009. Therefore, the fixed-site return on capital component of the bonus for 2006 will not be calculated or paid until 2009.

All other Named Executive Officers are subject to an Executive Incentive Plan which is based on a calculation of our “profit after lease” or “Company PAL.” Company PAL is defined as our EBITDA less internal lease expense. EBITDA is defined as revenue less operating expenses, field management expenses, SG&A expenses, corporate overhead, minority interest expenses, equity earnings in unconsolidated joint ventures and other expenses. The higher the Company PAL, the higher the bonus percentage.

Annual targets for the determination of the annual cash bonus opportunity are based on budgeted profitability levels, which have been approved by the Board and are generally considered by the Board to be reasonably attainable. The Compensation Committee has sole discretion, however, to award bonuses if applicable targets are not met. In 2005, for example, the Compensation Committee made such a discretionary award. The Committee determined that the award was necessary to retain key executives in light of unforeseen industry dynamics, including the impact of utilization management companies on profitability. We do not have a formal policy on adjustment or recovery of cash bonus awards in the event our performance is restated after payment of the awards.

Discretionary Long-Term Equity Incentive Awards

Our executives are eligible to receive stock options and restricted stock awards. All equity awards are determined by the Compensation Committee in its sole discretion with input from the CEO. Executives typically are awarded an initial stock option grant upon their hiring and are considered on an annual basis for additional stock option grants.

Guidelines for the number of stock options and restricted stock awards granted to each executive are determined using a procedure approved by the Compensation Committee based upon several factors,

including the executive’s job level, performance and the value of our stock at the time of grant. As a result, additional grants other than an initial grant or an annual award may be made following a significant change in job responsibility or in recognition of a significant achievement. As noted above, in determining the size of equity awards, the Compensation Committee also considers the equity awards made by a peer group of healthcare services companies. In 2006, the Compensation Committee awarded restricted shares of our common stock to selected executive officers as authorized under our 1999 Equity Plan. Restricted stock awards were made to our Named Executive Officers as described under Proposal No. 2, “Eligibility”, above, but they do not become effective until stockholder approval of Proposal No. 2. The Compensation Committee determined that such awards were necessary to attract and retain talented senior executives, in light of the state of the healthcare industry, including anticipated effects of the Deficit Reduction Act of 2005, and the implications it had for options as a performance-based incentive. Under the terms of the 1999 Equity Plan, such restricted stock vests three years after the award date.

Initial stock option grants to executive officers under the 1999 Equity Plan are comprised 50% of “time options” and 50% of “performance options.”  The time options have a five-year vesting schedule, vesting 20% per year, and expire ten years from the date of grant. The performance options vest after eight years and expire after ten years. In the event that a multiple of our adjusted earnings exceeds a target amount, however, up to 20% of the performance options may vest each year. Subsequent stock options granted under the 1999 Equity Plan to current executives are always time options which vest 5% in the first year, 20% in the second year and 25% in years three through five. The vesting schedule of the options provides an incentive for executives to remain with us and a reasonable time frame in which to align the executive with the price appreciation of our stock.

Awards under the 1999 Equity Plan are subject to the change of control provisions described below under “Stock Option Plans—Change of Control”. Stock options are subject to single trigger acceleration in the event of the sale of all or substantially all of our assets, a sale by Viewer Holdings LLC resulting in more than 50% of the voting stock of the Company being held by a person or group unaffiliated with Viewer, or a merger or consolidation of the Company into another person or entity unaffiliated with Viewer, if after the merger or consolidation Viewer or its affiliates lose the ability to elect a majority of the Company’s Board of Directors. The Compensation Committee has historically viewed the single trigger acceleration as appropriate because it was designed to ensure retention of our employees notwithstanding the unilateral ability of Viewer to sell control of us. Viewer sold 49% of our outstanding shares on April 16, 2007 and currently holds less than 3% of our outstanding shares. In connection with the sale, the acquirers entered into a Corporate Governance and Standstill Agreement with us which prevents them from acquiring more than 49.9% of our outstanding shares of common stock until April 16, 2010.

Subject to limited exceptions, the Named Executive Officers still employed by us have contractually agreed not to sell any shares of our common stock, including shares obtained upon exercise of their initial (but not subsequent) options, for a period of five years after the grant dates of their initial options.

Defined Contribution Plan

We have a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees and any designated affiliate. The 401(k) Plan permits eligible employees, including our executives, to defer up to 25% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of five percent of the participant’s annual salary and subject to certain other limits. Plan participants vest 25% per year in the amounts contributed by us. Employees are eligible to participate in the 401(k) Plan after three months of credited service with us.

Employment and Severance Agreements

Agreements with Our CEO and CFO

We entered into employment agreements with our CEO and CFO on May 9, 2005, and December 1, 2005, respectively. The agreements provide for certain post-employment benefits. Each employment agreement was amended effective April 16, 2007, in order to ensure retention of our CEO and CFO in light of the sale by Viewer Holdings LLC of approximately 49% of our outstanding shares of common stock to Oaktree, MTS and their affiliates, and based on data provided by Mercer Human Resource Consulting. As amended, the CEO’s agreement has a three-year term and the CFO’s agreement has a two-year term. Under each agreement, the executive is entitled to certain severance benefits in the event his employment with us is terminated “without cause” or he resigns for “good reason.”  In the event of a termination “without cause” or a resignation for “good reason,” the executive is entitled to “Severance Payments” from us, consisting of bi-weekly payments of his base salary and 100% of his target annual bonus, during a defined “Salary Continuation Period” provided the executive complies during such period with the non-compete and non-solicitation provisions of the agreement.

Under the original agreements, the CEO had a Salary Continuation Period of two years and the CFO had a Salary Continuation Period of nine months. The CFO’s original agreement also provided for a lump-sum Severance Payment rather than payments on a bi-weekly basis. In connection with the amendment of the employment agreements and the approval of the new severance agreements described below, our Board of Directors considered data provide by Mercer comparing the benefits provided to our executives with the benefits provided to executives of other peer companies. According to the data provided by Mercer at the CEO level, nearly 70% of our competitors provide severance benefits of three times the CEO’s annual base salary and bonus, while another 11% pay two times annual base salary and bonus. For other Named Executive Officers, 57% of our competitors pay severance benefits of three times the Named Executive Officer’s annual base salary and bonus, while another 22% pay two times annual base salary and bonus. Based on this data, we amended the CEO’s agreement to provide that his Salary Continuation Period is defined as a period of three years reverting to a period of two years on April 16, 2009. The CFO’s Salary Continuation Period, as amended, is defined as a period of two years reverting to eighteen months on April 16, 2009.

Under each employment agreement, in the event the executive is entitled to receive Severance Payments, during the Salary Continuation Period, he will also be entitled to receive “Ancillary Severance Benefits” from us. This consists of continued health benefits for himself and his eligible dependents, continued disability and life insurance coverage and other ancillary benefits including reimbursement of outplacement assistance (as amended, the agreements specify that the executive will receive up to $35,000 and that administrative support is also to be provided) relating to his job search. As amended, each agreement also provides that in accordance with Section 409A of the Code, the executive is not entitled to receive any severance benefits for a period of six months after termination.

In the event that a termination occurs in connection with a change in control, our CEO and CFO may be subject to a 20% “golden parachute” excise tax imposed under section 4999 of the Code. This excise tax is triggered if the present value of the amount of “parachute payments”, which are payments considered contingent on a change in control (determined in accordance with Code section 280G), exceeds the executive’s “280G parachute limit”. This limit is generally equal to three times the average annual taxable compensation received from us over the previous five calendar years. Under the original agreements, if the excise tax applied, the executive’s benefits would be reduced so that they were $1 less than the 280G parachute limit. In connection with the amendment of the employment agreements and the approval of the new severance agreements described below, Mercer reviewed the practices of our competitors in a situation where an executive is subject to the 20% “golden parachute” excise tax. Based on the data provided by Mercer, 80% of the competitors closest in size to us provided a full gross up to the CEO and a majority of the companies also provided a full gross up to other NEOs. A gross up is a cash payment in an amount that leaves the executive economically in the same position as he would be in if the excise tax had not applied. Based on data provided by Mercer, our Board of Directors decided to provide for a “conditional” gross-up payment to our NEOs, which would only apply if the executive’s benefits significantly exceeded the 280G parachute limit. As amended, the employment agreements require us to pay the CEO and/or the CFO a gross-up payment if his parachute payments exceed 110% of the 280G parachute limit, in an amount that leaves him economically in the same position as he would be in if the excise tax had not applied. If the parachute payments are less than 110% of the 280G parachute limit, then the amount of payments will instead be reduced so that they are $1 less than the 280G parachute limit.

In the event of termination due to his disability, we will continue to provide our CEO with disability benefits at least equal to those he would otherwise have received for a period of two years from the commencement of such disability. Our CFO is entitled to receive such benefits for a period of 9 months following a termination due to disability.

Severance Agreements with Other Named Executive Officers

To ensure retention in connection with the sale by Viewer Holdings LLC, we also entered into severance agreements with our COO, General Counsel and Chief Accounting Officer, effective as of April 16, 2007. These agreements provide for the payment by us of Severance Payments and the provision by us of Ancillary Severance Benefits in the event the executive’s employment with us is terminated “without cause” or he resigns for “good reason.”  In the event of a termination “without cause” or a resignation for “good reason,” the COO and General Counsel are entitled to receive the Severance Payments and Ancillary Severance Benefits during a Salary Continuation Period that is defined as a period of two years reverting to eighteen months on April 16, 2009, provided they comply with the non-compete and non-solicitation provisions of the agreements. In the event of a termination “without cause” or a resignation for “good reason,” the Chief Accounting Officer is entitled to receive the Severance Payments and Ancillary Severance Benefits during a Salary Continuation Period that is defined as a period of one year, provided he complies with the non-compete and non-solicitation provisions of the agreements.   The severance agreements also provide that in accordance with Section 409A of the Code, the executives are not entitled to receive any severance benefits for a period of six months after termination. Each severance agreement also requires us to pay the executive the conditional 280G gross-up payment described above in the event that his parachute payments exceed 110% of the 280G parachute limit. If the parachute payments are less than 110% of the 280G parachute limit, then the amount of payments will instead be reduced so that they are $1 less than the 280G parachute limit.

Other Elements of Compensation; Benefits and Perquisites

Medical Insurance. At our sole cost, we provide to each Named Executive Officer and the Named Executive Officer’s eligible dependents such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment.

Life and Disability Insurance. We provide each Named Executive Officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Automobile Allowance. We provide each Named Executive Officer with an automobile allowance during the term of the Named Executive Officer’s employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Policies with Respect to Equity Compensation Awards

The Compensation Committee evaluates the allocation of equity awards among stock option grants, and restricted stock grants available under our 1999 Equity Plan by reference to the peer group discussed above. The Compensation Committee grants all equity incentive awards based on the fair market value as of the date of grant. The Compensation Committee does not have a policy of granting equity-based awards at other than the fair market value. The exercise price for stock option grants and similar awards is determined by looking at the fair market value of the last quoted price per share on the NYSE on the date of grant. The exercise price for initial stock option grants to new executives is the closing market price of our stock on the executive’s first day of employment with us.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Anthony B. Helfet
Curtis S. Lane
Edward L. Samek
Michael P. Harmon

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid by us for fiscal year 2006 to our Principal Executive Officer, Principal Financial Officer and to each of our three other most highly compensated executive officers as of the end of fiscal 2006, referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Paul S. Viviano	2006	465,000	1,003,800	520,554	32,513	2,021,867
Chairman of the Board and Chief Executive Officer
Andrew P. Hayek	2006	325,000	386,280	321,172	13,159	1,045,611
President and Chief Operating Officer(5)
Howard K. Aihara	2006	210,000	127,180	206,719	22,489	566,388
Executive Vice President and Chief Financial Officer
Christopher J. Joyce	2006	240,040	68,440	252,000	—	560,480
Senior Vice President, Acting General Counsel and Secretary(6)
Nicholas A. Poan	2006	142,692	24,751	184,269	—	351,712
Senior Vice President, Corporate Finance(7)

(1)          Amounts in these columns are the dollar amounts recognized as expense for financial reporting purposes with respect to the 2006 fiscal year in accordance with SFAS 123R. Assumptions made in the valuation of awards in the “Option Awards” column can be found in Note 4 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)          Amounts in this column constitute payments made under the 2006 Executive Incentive Plans. The Compensation Committee set target bonus and performance criteria that were used to determine whether and to what extent the Named Executive Officers would receive payments under the 2006 Incentive Plan. In fiscal 2006, the Compensation Committee selected performance criteria pertaining to a value added calculation, which is based on Adjusted EBITDA, adjusted for certain charges, and profit after lease, an internal profitability measure and the company achieved 100% of those goals.

(3)          Amounts in this column include the value of the following perquisites paid to Named Executive Officers whose perquisites totaled $10,000 or more in value in 2006. Each perquisite is valued at the actual amount paid to the provider by the company on behalf of the Named Executive Officer. Messrs. Joyce and Poan did not receive perquisites which exceeded $10,000 in 2006.

Name	401(k) matching contribution ($)	Cash payments in lieu of accrued vacation ($)	Auto Allowance ($)	Life insurance premiums paid by the company ($)	Total ($)
Paul S. Viviano	3,096	17,885	9,600	1,932	32,513
Andrew P. Hayek	5,392	—	7,200	567	13,159
Howard K. Aihara	5,383	8,077	8,585	444	22,489

(4)          The above chart does not include the restricted stock awards described above under Proposal No. 2, “Eligibility”, because the awards will not become effective until stockholder approval of Proposal No. 2.

(5)          Mr. Hayek resigned from all positions with Alliance Imaging and its affiliates effective January 5, 2007.

(6)          Mr. Joyce held the position of Senior Vice President, Acting General Counsel and Secretary from February 4, 2006 to January 31, 2007. Effective February 1, 2007 Mr. Joyce was appointed to Senior Vice President, Southeast Region.

(7)          Mr. Poan became Senior Vice President, Corporate Finance effective October 16, 2006.

Grants of Plan-Based Awards for the 2006 Fiscal Year

The following table sets forth grants of plan-based awards in fiscal 2006 to the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)(1)	Target/ Maximum ($)(1)	Underlying Options (#)(2)	of Option Awards ($/Sh)	Option Awards ($) (3)(4)
Paul S. Viviano	January 20, 2006	148,219	518,766
	February 3, 2006			150,000	4.19	381,000
Andrew P. Hayek	January 20, 2006	91,406	319,922
	February 3, 2006			100,000	4.19	254,000
Howard K. Aihara	January 20, 2006	59,063	206,719	—	—	—
Christopher J. Joyce	February 4, 2006	72,000	252,000
	February 3, 2006			30,000	4.19	76,200
Nicholas A. Poan	October 16, 2006	52,500	183,750
	February 3, 2006			15,000	4.19	38,100
	October 16, 2006			35,000	8.24	175,000

(1)          Reflects potential awards under the 2006 Executive Incentive Plan. The threshold amount assumes that the threshold level of performance was met for each of the performance measures. The performance measure for Messrs. Viviano, Hayek, and Aihara involves a value -added calculation, which is based on Adjusted EBITDA adjusted for certain charges. The performance measure for Messrs. Joyce and Poan is based on profit after lease, which is an internal profitability measure. The target/maximum amount assumes that the target/maximum level of performance was met for each of these performance measures. For 2006, 100% of the total amount payable under the plan is based on the performance measures described above for the respective named executive officer. The company achieved 175% of the applicable performance goals set forth in the 2006 Executive Incentive Plan.

(2)          All of these options were granted under the 1999 Equity Plan and are scheduled to vest and become exercisable based on the following vesting schedule: 5% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, and 25% on the third, fourth, and fifth anniversary of the grant date.

(3)          This column shows the full grant date fair value of stock options calculated using the Black Scholes pricing model in accordance with SFAS 123R. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 4 to the financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

(4)          The above chart does not  include the restricted stock awards described above under Proposal No. 2, “Eligibility”, because the awards will not become effective until stockholder approval of Proposal No. 2.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information with respect to outstanding equity awards held by each of the named executive officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)		Option Exercise Price ($)	Option Expiration Date(10)
Paul S. Viviano	300,000		200,000	(1)			5.27	1/2/13
	400,000				100,000		5.27	1/2/13
	30,000		90,000	(2)			3.67	1/5/14
	7,000		133,000	(2)			12.35	1/3/15
			150,000	(2)			4.19	2/3/15
Andrew P. Hayek(4)	120,000	(8)	80,000	(5)			2.95	4/8/13
	160,000	(9)	200,000	(5)	40,000	(5)	2.95	4/8/13
	40,000	(7)	40,000	(5)			3.67	1/5/14
	25,000	(6)	75,000	(5)			12.35	1/3/15
			100,000	(5)			4.19	2/3/16
Howard K. Aihara	35,000						5.60	11/1/10
	10,000		10,000	(2)			5.19	1/15/13
	2,500		7,500	(2)			3.67	1/5/14
	1,000		19,000	(2)			12.35	1/3/15
	7,500		142,500	(2)			5.56	12/1/15
Christopher J. Joyce	5,000		20,000	(1)			9.60	3/22/15
	10,000				15,000		9.60	3/22/15
			30,000	(2)			4.19	2/3/16
Nicholas A. Poan	900		600	(1)			4.95	5/14/13
	1,200				300		4.95	5/14/13
	250		4,750	(2)			12.35	1/3/15
			15,000	(2)			4.19	2/3/16
			35,000	(2)			8.24	10/16/16

(1)          These options vest and become exercisable 20% per year on the anniversary date of the grant date over the course of five years.

(2)          These options vest and become exercisable based on the following vesting schedule: 5% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, and 25% on the third, fourth, and fifth anniversary of the grant date.

(3)          These options vest and become exercisable after eight years on the anniversary date of the grant date. However, in the event the Company meets certain annual performance targets as described in the 1999 Equity Plan, 20% of the performance options may vest each year.

(4)          Mr. Hayek resigned from all positions with Alliance Imaging and its affiliates effective January 5, 2007.

(5)          All of Mr. Hayek’s unvested options cancelled immediately on January 5, 2007, the date of Mr. Hayek’s resignation.

(6)          These options cancelled unexercised on April 5, 2007, ninety days after Mr. Hayek’s resignation effective January 5, 2007.

(7)          Mr. Hayek exercised all 40,000 of these options on February 26, 2007.

(8)          Mr. Hayek exercised 35,000 of these options on March 7, 2007, 35,000 of these options on March 14, 2007, and 34,800 of these options on March 16, 2007. The remaining 15,200 options cancelled unexercised on April 5, 2007, ninety days after Mr. Hayek’s resignation effective January 5, 2007.

(9)          Mr. Hayek exercised 140,160 of these options on April 3, 2007. The remaining 19,840 options cancelled unexercised on April 5, 2007, ninety days after Mr. Hayek’s resignation effective January 5, 2007.

(10)   The above chart does not include the restricted stock awards described above under Proposal No. 2, “Eligibility”, because the awards will not become effective until stockholder approval of Proposal No. 2.

Employment and Severance Arrangements

Employment Agreements with Messrs. Viviano and Aihara

We have entered into employment agreements with Mr. Viviano, dated May 9, 2005, and with Mr. Aihara, dated December 1, 2005. The agreements were amended on April 16, 2007. As amended, the agreements provide for the following base salaries, subject to adjustment by the Board of Directors from time to time: $465,000 per year in 2006 and $500,000 per year in 2007 for Mr. Viviano and $210,000 per year in 2006 and $250,000 per year in 2007 for Mr. Aihara. As described above under “Compensation Discussion and Analysis—Performance-Based Compensation—Annual Cash Bonus Opportunity”, the agreements provide for the following:

•       the executives are entitled to receive cash bonuses, under a plan administered by the Compensation Committee, based upon our achievement of certain operating and/or financial or other goals, with an annual target bonus amount for Mr. Viviano equal to 85% of his then-current annual base salary, and annual target bonus amounts for Mr. Aihara equal to 75% of his then-current annual base salary; and

•       for expense reimbursement, participation in employee benefits arrangements, and a monthly automobile allowance of not less than $800, in the case of Mr. Viviano, and $600, in the case of Mr. Aihara.

As amended, the term of Mr. Viviano’s agreement expires on April 16, 2010, and the term of Mr. Aihara’s agreement expires on April 16, 2009. Under each agreement, upon expiration, the term automatically extends by three months on the last day of each quarterly period unless either we or the executive gives notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate the executive’s employment at any time and for any reason and the executive may resign at any time and for any reason. Following termination of the executive’s employment without cause, as a result of death or disability, or following his resignation with good reason, the employment agreement obligates us to provide the benefits described under “Compensation Discussion and Analysis—Employment and Severance Agreements—Employment Agreements with Our CEO and CFO,” above.

If we terminate the executive’s employment for cause, or he resigns without good reason, or the executive’s employment terminates due to death or disability, we must pay the executive (or his estate in the case of death) any earned but unpaid salary, benefits or bonuses.

Under the employment agreements:

•       “cause” means the executive’s conviction of a felony, conviction of stealing funds or property from us or otherwise engaging in fraudulent conduct against us, engaging in knowing and willful misconduct which is materially injurious to us, failure or refusal to comply with the directions of our Board in a way that is materially injurious to us, or repeated failure or refusal to comply with the directions of our Board.

•       “good reason” means reduction of the executive’s base salary, the assignment of any duties inconsistent in any material respect with the executive’s positions, authority, duties or responsibilities provide for under his agreement, our material failure to comply with the agreement after notification of the noncompliance, requiring the executive to change the location of his principal office in a manner inconsistent with the amended agreement, our notification to the executive that we do not wish to renew the term of his agreement, or, in the case of Mr. Viviano, otherwise subjecting the executive to abusive, critical or adversarial conditions such that there is a material worsening of the general quality of his job conditions immediately prior to such change.

Severance Agreements with Messrs. Frisch, Glovinsky and Poan

We have entered into severance agreements with Messrs. Frisch, Glovinsky and Poan, on the terms described under “Compensation Discussion and Analysis—Employment and Severance Agreements—Severance Agreements with Other NEOs,” above. Under the agreements:

•       “cause” means the executive’s conviction of a felony, conviction of stealing funds or property from us or otherwise engaging in fraudulent conduct against us, engaging in knowing and willful misconduct which is materially injurious to us, failure or refusal to comply with directions reasonably consistent with the executive’s title and employment terms in a way that is materially injurious to us, or repeated failure or refusal to comply with the directions reasonably consistent with the executive’s title and employment terms.

•       “good reason” means reduction of the executive’s base salary, the assignment of any duties inconsistent in any material respect with the executive’s position, authority, duties or responsibilities, our material failure to comply with any provisions of any employment agreement with the executive after notification of the noncompliance, or requiring the executive to change the location of his principal office.

Employment Agreement with Mr. Hayek

We entered into an employment agreement with Mr. Hayek on May 9, 2005, which provided for a based salary, pursuant to which Mr. Hayek received a base salary in 2006 of $325,000. The agreement contained substantially similar terms and conditions as the employment agreement of Mr. Viviano, before it was amended on April 16, 2007. Under his agreement, Mr. Hayek’s annual target bonus amount was 75% if his then-current annual base salary. Mr. Hayek resigned from all positions with us effective January 5, 2007.

Potential Payments Upon Termination or Change of Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a (i) termination of employment, or (ii) change of control and termination of employment occurred on December 31, 2006, based upon the closing price of

Alliance’s common stock on December 29, 2006 ($6.65) and the Named Executive Officers’ compensation and service levels as of such date. The information below does not include any changes to contractual arrangements occurring during 2007. Please see section entitled “Employment and Severance Agreements” above for revisions to the terms and provisions of contractual arrangements related to the named executive officers below.

As described under “Employment and Severance Arrangements” above, the employment agreements with Messrs. Viviano, Hayek and Aihara in effect on December 31, 2006 provided for a lump sum cash payment within thirty days from the date of termination of the executive’s employment with Alliance either by Alliance without “cause” or by the executive with “good reason” equal to the sum of the accrued obligations not theretofore paid through the date of termination, including:

•       the executive’s base salary,

•       the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the executive under the terms and conditions of the applicable bonus plan, incentive compensation plan and/or deferred compensation plan,

•       any vacation pay, expense reimbursements and other cash entitlements accrued by the executive,

•       for a period equal to two years (nine months for Mr. Aihara), continued benefits to the executive and/or the executive’s dependents at least equal to those which would have been provided to them in accordance with the insurance and benefits plans, programs and arrangements provided for in the agreements and

•       outplacement services the scope and provider of which shall be mutually agreed upon by the executive and Alliance (not to exceed $15,000 for Mr. Aihara).

Agreements with Messrs. Viviano, Hayek and Aihara also provided for severance payments, as consideration for and, in the case of Messrs, Viviano and Hayek, conditioned on, the executive’s continued compliance with noncompetition and nonsolicitation obligations during the applicable period, following termination of the executive’s employment with Alliance either by Alliance without “cause” or by the executive with “good reason.” As consideration for compliance with these covenants, these agreements provided for equal installments on a bi-weekly basis over a two year period (nine months for Mr. Aihara, and paid as a lump sum on the effective date of his release) equal to twice the sum (pro-rata nine months for Mr. Aihara) of (i) the executive’s annual base salary as in effect as of the date of termination and (ii) the actual cash bonus earned for the calendar year completed immediately prior to the date of termination.

As of December 31, 2006, Alliance had not entered into employment agreements or non-compete agreements with Messrs. Joyce or Poan. Pursuant to informal understandings with them, upon termination of their employment with Alliance either by Alliance without “cause” or by the executive with “good reason”, Messrs. Joyce and Poan would receive a lump sum payment equal to: the sum of the accrued obligations not theretofore paid through the date of termination, including (i) the executive’s base salary, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the executive under the terms and conditions of the applicable bonus plan, incentive compensation plan and/or deferred compensation plan, (iii) any vacation pay, expense reimbursement and other cash entitlements accrued by the executive, (iv) for a period equal to six months, continued benefits to the executive and/or the executive’s dependents at least equal to those which would have been provided to the executive in accordance with the insurance and benefits plans, programs and arrangements (as defined in the agreements) and (v) outplacement services the scope and provider of which are mutually agreed upon by the executive and Alliance. In addition the executive would receive a lump sum payment equal to six months of the executive’s annual base salary as in effect as of the date of termination.

For all Named Executive Officers, under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. As described under “Compensation Discussion and Analysis—Performance-Based Compensation—Discretionary Long-Term Equity Incentive Awards” above, stock options under our 1999 Equity Plan are subject to single trigger acceleration following a change of control (as defined in the agreement), pursuant to the terms of the option agreement under the plan. Restricted stock awards under our 1999 Equity Plan are subject to pro rata acceleration following a change of control (as defined in the plan) at a rate of one-third of the award for each year lapsed since the award date. Stock bonus awards under our 1999 Equity Plan are subject to pro rata acceleration following a change of control (as defined in the plan) at a rate of 1/36th for each month lapsed since the award date.

The table below sets forth the estimated value of the potential payments to named executives assuming the executive’s employment had terminated on December 31, 2006, and, to the extent applicable, that a change of control of Alliance also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Before Change of Control Termination w/o Cause or for Good Reason ($)	After Change of Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)	Termination for Cause or Resignation without Good Reason ($)	Change of Control (without Termination of Employment) ($)(10)
Paul S. Viviano
Non-Compete payment(4)	$930,000	$930,000	—	—	—	—
Non-Compete payment(5)	$1,037,532	$1,037,532	—	—	—	—
Accrued Benefits(1)	$649,718	$649,718	$564,695	$649,718	—	—
Outplacement Services(9)	$25,000	$25,000	—	—	—	—
Vesting of Stock Options(2)	—	$1,274,400	—	—	—	$1,274,400
Total	$2,642,250	$3,916,650	$564,695	$649,718	$0	$1,274,400
Andrew P. Hayek
Non-Compete payment(4)	$650,000	$650,000	—	—		—
Non-Compete payment(5)	$639,844	$639,844	—	—	—	—
Accrued Benefits(1)	$419,114	$419,114	$347,579	$419,114	—	—
Outplacement Services(9)	$15,000	$15,000	—	—	—	—
Vesting of Stock Options(2)	—	$365,200	—	—	—	$365,200
Total	$1,723,958	$2,089,158	$347,579	$419,114	$0	$365,200
Howard K. Aihara
Non-Compete payment(6)	$157,500	$157,500	—	—	—	—
Non-Compete payment(7)	$155,039	$155,039	—	—	—	—
Accrued Benefits(1)	$242,492	$242,492	$227,017	$242,492	—	—
Outplacement Services(9)	$15,000	$15,000	—	—	—	—
Vesting of Stock Options(2)	—	$192,275	—	—	—	$192,275
Total	$570,031	$762,306	$227,017	$242,492	$0	$192,275

Christopher J. Joyce
Termination payment(8)	$120,000	$120,000	—	—	—	—
Accrued Benefits(3)	$281,277	$281,277	$281,277	$281,277	—	—
Outplacement Services(9)	$10,000	$10,000	—	—	—	—
Vesting of Stock Options(2)	—	$73,800	—	—	—	$73,800
Total	$411,277	$485,077	$281,277	$281,277	$0	$73,800
Nicholas A. Poan
Termination payment(8)	$87,500	$87,500	—	—	—	—
Accrued Benefits(3)	$200,484	$200,484	$200,484	$200,484	—	—
Outplacement Services(9)	$10,000	$10,000	—	—	—	—
Vesting of Stock Options(2)	—	$36,900	—	—	—	$36,900
Total	$297,984	$334,884	$200,484	$200,484	$0	$36,900

(1)          These amounts are equal to the sum of any accrued obligations not theretofore paid through the date of termination, including (i) the executive’s base salary, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the executive under the terms and conditions of the applicable bonus plan, incentive compensation plan and/or deferred compensation plan, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by the executive and (iv) for a period equal to two years (nine months for Mr. Aihara), continued benefits to the executive and/or the executive’s dependents at least equal to those which would have been provided to them in accordance with the insurance and benefits plans, programs and arrangements (as defined in the agreements), except in the case of death.

(2)          These amounts represent the value of the unvested and accelerated stock options outstanding at December 31, 2006, calculated assuming that the market price per share of Alliance’s common stock on the date of termination of employment was equal to the closing price of Alliance’s common stock on December 29, 2006 ($6.65) and are based upon the difference between $6.65 and the exercise price of the options held by the Named Executive Officer.

(3)          These amounts are equal to the sum of any accrued obligations not theretofore paid through the date of termination, including (i) the executive’s base salary, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the executive under the terms and conditions of the applicable bonus plan, incentive compensation plan and/or deferred compensation plan, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued by the executive and (iv) for a period equal to six months, continued benefits to the executive and/or the executive’s dependents at least equal to those which would have been provided to them in accordance with the insurance and benefits plans, programs and arrangements (as defined in the agreements), except in the case of death.

(4)          Equal to twice the executive’s annual base salary as in effect as of the date of termination.

(5)          Equal to twice the executive’s actual cash bonus earned for the calendar year completed immediately prior to the date of transaction.

(6)          Equal to nine months of the executive’s annual base salary as in effect as of the date of termination.

(7)          Equal to nine months of the executive’s actual cash bonus earned for the calendar year completed immediately prior to the date of transaction.

(8)          Equal to six months of the executive’s annual base salary as in effect as of the date of termination.

(9)          These amounts are equal to a fair market value of outplacement services which would be required for the named executive officer, with the exception of Mr. Aihara, with is defined as $15,000 in his employment agreement.

(10)   The above chart does not include the restricted stock awards described above under Proposal No. 2, “Eligibility”, because the awards will not become effective until stockholder approval of Proposal No. 2.

401(k) Plan

We established a tax deferred 401(k) savings plan in January 1990. Effective January 1, 2001, the 401(k) plan was amended and restated in its entirety. Currently, all employees who are over 21 years of age are eligible to participate after attaining three months of service. Employees may contribute between 1% and 25% of their annual compensation. We match 50 cents for every dollar of employee contributions up to 5% of their compensation, subject to statutory limitations. The rates of pre-tax and matching contributions may be reduced with respect to highly compensated employees, as defined in the Code so that the 401(k) plan will comply with Sections 401(k) and 401(m) of the Code. Pre-tax and matching contributions are allocated to each employee’s individual account, which are invested in selected fixed income or stock managed accounts according to the directions of the employee. An employee’s pre-tax contributions are fully vested and nonforfeitable at all times. Matching contributions vest over four years of service. An employee may forfeit unvested amounts upon termination of employment, unless the termination is because of death, disability or retirement, in which case matching contributions vest in their entirety.

Matching contributions made by us pursuant to the 401(k) plan to the named executive officers for the 2006 fiscal year are included under “All Other Compensation” in the Summary Compensation Table.

Stock Option Plans

We have issued stock options to our employees under the following three plans:

•                    The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries dated November 2, 1999, or the 1999 Equity Plan;

•                    The Alliance Imaging, Inc. 1997 Stock Option Plan dated December 18, 1997, as amended, or the 1997 Option Plan; and

•                    The Three Rivers Holding Corp. 1997 Stock Option Plan dated October 14, 1997, as amended, or the Three Rivers Plan.

The 1999 Equity Plan, the 1997 Option Plan and the Three Rivers Plan are collectively referred to in this proxy statement as the plans. The plans are designed to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us as an incentive for them to remain in our service.

Types of Options.   The Three Rivers Plan provides for the grant of options to our employees that are not qualified as incentive stock options as defined by Section 422 of the Code. The 1997 Option Plan provides for the grant of options to employees that are either incentive stock options or non-qualified stock options. The 1999 Equity Plan provides for the grant of non-qualified options, restricted stock, restricted stock unit, stock bonus and performance-based awards to employees, consultants or other persons with a unique relationship to us or our subsidiaries

Options Available and Outstanding.   A total of 5,149,575 shares were reserved for issuance under the 1999 Equity Plan as of December 31, 2006, of which 4,094,325 were subject to outstanding options as of such date. As of December 31, 2006, there were zero options outstanding to purchase shares under the 1997 Option Plan or the Three Rivers Plan. The 1997 Option Plan and the Three Rivers Plan were amended upon completion of our 1999 recapitalization to provide that no further options would be granted under those plans after November 2, 1999, and there are no additional shares reserved for issuance under those plans. Options under the 1997 Option Plan and the Three Rivers Plan that were not cancelled as part of the 1999 recapitalization remain outstanding subject to the terms and conditions of the 1997 Option Plan, the Three Rivers Plan and the option agreements under which they were granted, as they have been amended. All remaining options granted under the 1997 Option Plan and the Three Rivers Plan were canceled or exercised during 2006.

Administration.   The Compensation Committee administers each of the plans. The Compensation Committee has authority to select the employees, consultants or others to whom options will be granted under the plans, the number of shares to be subject to those options, and the terms and conditions of the options. In addition, the Compensation Committee has the authority to construe and interpret the plans and to adopt rules for the administration, interpretation and application of the plans that are consistent with the terms of the plans. Awards granted under the 1999 Equity Plan become vested and exercisable as determined by the Compensation Committee at the time of the grant, at a price determined by the committee.

Stockholders’ Agreement.   The initial option grants, shares acquired upon exercise of such option grants made to an optionee, restricted stock awards and stock bonus awards under our 1999 Equity Plan are subject to the terms and conditions of stockholders’ agreements entered into by the optionholders. The stockholders’ agreements provide that except for limited exceptions, the optionholder may not transfer, sell or otherwise dispose of any shares prior to the fifth anniversary of the grant date.

Amendment.   The 1997 Stock Option Plan and the Three Rivers Plan may be amended or modified by our Board of Directors. The 1999 Equity Plan may be amended or modified by the Compensation Committee, and may be terminated by our Board of Directors.

Exercise of Options.   Options granted under the plans may be exercised in cash or, at the discretion of the Compensation Committee, through the delivery of previously owned shares, through the surrender of shares which would otherwise be issuable upon exercise of the option, or any combination of the foregoing. In order to use previously owned shares to exercise an option granted under the Three Rivers Plan, the optionholder must have owned the shares used for at least six months prior to the exercise of the option.

Change of Control.   Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that awards granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

•        merger or consolidation of our corporation into another corporation;

•        exchange of all or substantially all of our assets for the securities of another corporation;

•        acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

•        recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

As described under “Compensation Discussion and Analysis—Performance-Based Compensation—Discretionary Long-Term Equity Incentive Awards” above, stock options under our 1999 Equity Plan are subject to single trigger acceleration following a change of control (as defined in the agreement), pursuant to the terms of the option agreement under the plan. Restricted stock awards under our 1999 Equity Plan are subject to pro rata acceleration following a change of control (as defined in the plan) at a rate of one-third of the award for each year lapsed since the award date. Stock bonus awards under our 1999 Equity Plan are subject to pro rata acceleration following a change of control (as defined in the plan) at a rate of 1/36th for each month lapsed since the award date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, Messrs. Michelson and Momtazee served as members of the Compensation Committee of our Board of Directors. Messrs. Michelson and Momtazee are affiliated with KKR. See “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

All relationships and transactions in which we are a participant and involving our directors, executive officers, nominees for directors, stockholders beneficially owning more than 5% of our outstanding shares, or any of their respective immediate family members are participants are reviewed by an independent body of the Board of Directors, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, also discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on our financial statements.

In the course of their review and approval or ratification of a disclosable related party transaction, the independent and disinterested members of the Board may consider:

•                    the nature of the related person’s interest in the transaction;

•                    the material terms of the transaction, including, without limitation, the amount and type of transaction;

•                    the importance of the transaction to the related person;

•                    the importance of the transaction to the company;

•                    whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•                    any other matters the Audit Committee or such independent and disinterested members of the Board deems appropriate.

Related Party Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Prior to the sale by Viewer Holdings LLC (a fund managed by an affiliate of KKR) of approximately 49% of our outstanding shares of common stock to purchasers consisting of Oaktree, MTS and their affiliates on April 16, 2007, KKR provided management, consulting and financial services to us. We paid KKR an annual fee of $650,000 for such services in 2006 in quarterly installments in arrears at the end of each calendar quarter. In 2007, we paid KKR $192,857 for such services rendered through April 16, 2007, the date on which our obligation to pay for such services terminated. In addition, we reimbursed KKR and its affiliates for all reasonable costs and expenses incurred in connection with the management, consulting and financial services provided by KKR. We were also contractually obligated to reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with their ownership of our shares of common stock.

We formed a special committee of independent and disinterested directors to consider various matters in connection with Viewer’s sale of shares. We incurred expenses of between one and two million dollars in connection with the sale, $1.25 million of which was reimbursed to us by the purchasers. In connection with their share purchase, the purchasers negotiated a Governance and Standstill Agreement with the special committee, under which they obtained various management rights and rights to designate persons to our Board and committees, and under which they agreed that they would not obtain beneficial ownership of greater than 49.9% of our outstanding shares of common stock for a period of three years after closing. Viewer also assigned to the purchasers registration rights under its registration rights agreement with us.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During fiscal 2006, the Audit Committee of the Board of Directors consisted of three non-employee directors who met the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is available at: www.allianceimaging.com / investorrelations / corporategovernance.

What are the responsibilities of management, the independent auditors and the Audit Committee?

The purpose of the Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder approval, is to assist the Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements and internal controls; (ii) our compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee’s responsibilities are limited to oversight.

Alliance’s management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Alliance’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States, auditing management’s assessment of internal controls over financial reporting as well as the effectiveness of those internal controls and reviewing our quarterly financial statements.

How does the Audit Committee carry out its responsibilities?

•       The Audit Committee has convened eight times during the year to discuss the interim and annual financial statements and Alliance’s internal controls on the financial reporting process.

•       The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2006 and met with both management and our independent registered public accounting firm, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

•       The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and letter regarding its independence from Alliance as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•       The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

•       The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Alliance’s Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of Deloitte & Touche LLP as Alliance’s independent registered public accounting firm for fiscal year 2007.

The Audit Committee

Neil F. Dimick, Chairman
Anthony B. Helfet
Edward L. Samek

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Alliance believes that during fiscal 2006, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

AVAILABILITY OF CERTAIN DOCUMENTS

Alliance will mail without charge to any Stockholder upon written request a copy of Alliance’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements, schedules and a list of exhibits. We will also mail without charge upon written request copies of our Corporate Governance Guidelines and the charters of our standing Board Committees.

Our Code of Business Conduct and Ethics governing our directors, officers and employees is posted on our web site, which is located at www.allianceimaging.com (and is available in print, upon request) and we will also post on our web site any amendment to the Code of Business Conduct and Ethics and any waiver applicable to our senior financial officers, as defined in the Code, and our executive officers or directors.

Requests for the above documents should be sent to Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, CA 92806.

By Order of the Board of Directors,
/S/ ELI H. GLOVINSKY
Eli H. Glovinsky
Executive Vice President, General Counsel and Secretary
Anaheim, California
April 27, 2007

Appendix A

1999 EQUITY PLAN
FOR EMPLOYEES OF
ALLIANCE IMAGING, INC. AND SUBSIDIARIES
(As amended and restated, and further amended March 16, 2007)
(Approved by stockholders May 30, 2007)

1.                 PURPOSE OF PLAN

The 1999 Equity Plan, as amended and restated, for Employees of Alliance Imaging, Inc. and Subsidiaries (the “Plan”) is designed:

(a)   to promote the long term financial interests and growth of Alliance Imaging, Inc., a Delaware corporation (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)   to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c)   to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.                 DEFINITIONS

As used in the Plan, the following words shall have the following meanings:

(a)   “Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (ii) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (iii) with respect to Kohlberg Kravis Roberts & Co., L.P. (“KKR”), also any Affiliate of any partner of KKR. For purposes of the Plan, “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(b)   “Award” means any right granted under the Plan, including a Stock Option award, a Restricted Stock award, a Restricted Stock Unit award, a Stock Bonus award and a Performance-Based Award.

(c)   “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(d)   “Board of Directors” means the Board of Directors of the Company.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

(g)   “Common Stock” or “Share” means $.01 par value common stock of the Company.

(h)   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i)    “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(l)    “Participant” means an Employee, consultant, or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and such Awards have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Company or one of its Subsidiaries may not be a Participant.

(m)  “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 6 and 7, but which is subject to the terms and conditions set forth in Section 8. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(n)   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: [net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.]  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(o)   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(p)   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(q)   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(r)    “Restricted Stock” means restricted shares of Common Stock granted pursuant to Section 6 of the Plan.

(s)    “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock pursuant to Section 7(a).

(t)    “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(u)   “Stock Bonus” means the right to receive a bonus of Common Stock for past services pursuant to Section 7(b) of the Plan.

(v)   “Stock Options” means the “Non-Qualified Stock Options” described in Section 5.

(w)  “Subsidiary” means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.                 ADMINISTRATION OF PLAN

(a)   The Plan shall be administered by the Committee. The members of the Committee shall consist solely of individuals who are both “non-employee directors” as defined by Rule 16b-3 promulgated under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, to the extent that the Company and its Employees are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan.

(b)   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

(c)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of the Plan and any applicable Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                 ELIGIBILITY

The Committee may from time to time make Awards under the Plan to such Employees, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Awards may be made under the Plan to non-employee directors of the Company or any of its Subsidiaries. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Awards in the event of a change in control of the Company.

5.                 STOCK OPTION AWARDS

From time to time, the Committee will grant options to purchase Common Stock which are not “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have specified in the Stock Option Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan and Stock Option Award Agreement, Stock Options granted under this Section 5 (i) may not be exercised more than 10 years after the date granted and (ii) may not have an option exercise price less than 85% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Stock Option Award Agreement and any applicable guidelines of the Committee in effect at the time.

6.                 RESTRICTED STOCK AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded Restricted Stock in consideration for past services actually rendered to the Company for its benefit.

(d)   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e)   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.                 OTHER TYPES OF AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b)   The Committee is authorized to make Awards of Stock Bonuses to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Stock Bonuses shall be evidenced by an Award Agreement.

(c)   Except as otherwise provided herein, the term of any Award of a Restricted Stock Unit or Stock Bonus shall be set by the Committee in its discretion.

(d)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Unit or Stock Bonus Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded a Restricted Stock Unit or Stock Bonus in consideration for past services actually rendered to the Company for its benefit.

(e)   An Award of a Restricted Stock Unit or Stock Bonus shall only be exercisable or payable while the Participant is an Employee or consultant, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of a Restricted Stock Unit or Stock Bonus may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(f)    All Awards under this Section 7 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.                 PERFORMANCE-BASED AWARDS

(a)   Purpose. The purpose of this Section 8 is to provide the Committee the ability to qualify Awards other than Stock Options and that are granted pursuant to Sections 6 and 7 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 8 shall control over any contrary provision contained in Sections 6 and 7; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 8.

(b)   Applicability. This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c)   Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 6 and 7 which may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such

Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)   Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e)   Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.                 LIMITATIONS AND CONDITIONS

(a)   Subject to Section 11, the number of Shares available for Awards under the Plan shall be 8,025,000 shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Awards.

(b)   No Participant shall be granted, in any calendar year, Awards to purchase more than 2,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 and 12. For purposes of this Section 9(b), if a Stock Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 11 and 12), the canceled Stock Option will be counted against the limit set forth in this Section 9(b). For this purpose, if the exercise price of a Stock Option is reduced, the transaction shall be treated as a cancellation of the Stock Option and the grant of a new Stock Option.

(c)   No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, as amended and restated on April 7, 2006, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration. At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)   Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant’s employment at any time or for any reason.

(e)   Except as otherwise prescribed by the Committee, the amounts of the Awards for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Awards shall be charged to the Participant’s employer during the period for which the Award is made. If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Award is made, the Participant’s Award and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f)    Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g)   Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant’s rights to participate in a corporate transaction providing for the disposition of such Shares.

(h)   No election as to benefits or exercise of Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses, Performance-Based Awards or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i)    Absent express provisions to the contrary, no Award under the Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

10.          TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.          ADJUSTMENTS

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Awards and Share prices related to outstanding Awards, and make such other revisions to outstanding Awards as it deems are equitably required. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

12.          MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Award or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Award shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 9(c)) and that, upon the consummation of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Award could have been exercised immediately prior to such event.

In the event of a “spin-off” or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Award exercise price to reflect such diminution.

13.          AMENDMENT AND TERMINATION

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan; provided, that, except for adjustments under Section 11 or 12 hereof, no such action shall modify such Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award. The Board of Directors may amend, suspend or terminate the Plan.

14.          WITHHOLDING TAXES

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

15.          REGISTRATION

(a)   If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Awards and the Common Stock to be acquired on exercise of the Awards on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Awards and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC. Notwithstanding anything contained in this Section 15, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 15 shall be deemed to limit in any manner otherwise applicable restrictions on sales of Common Stock.

(b)   As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

16.          EFFECTIVE DATE AND TERMINATION DATES

The Plan as amended and restated by the Board of Directors on April 7, 2006 shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate on May 24, 2016, subject to earlier termination by the Board of Directors pursuant to Section 13.

17.          SECTION 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * * * * * * *

I hereby certify that the foregoing Plan, as amended, was duly so amended by the Board of Directors of Alliance Imaging, Inc. and the amendment approved by the stockholders of the Company on May 30, 2007. Executed on this ____ day of May, 2007.

Eli H. Glovinsky, Executive Vice President, General Counsel and
Secretary

ALLIANCE IMAGING, INC.

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholders of Alliance Imaging, Inc. (the “Company”) hereby nominate, constitute and appoint Eli H. Glovinsky and Howard K. Aihara, or either one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of Alliance Imaging, Inc. (the “Annual Meeting”) to be held at the Company’s headquarters at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806, on Wednesday, May 30, 2007 at 10:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

This proxy will be voted “FOR” the election of all nominees unless authority to do so is withheld for all nominees or for any nominee. Unless “AGAINST” or “ABSTAIN” is indicated, this proxy will be voted “FOR” approval of the amendment to the Amended and Restated 1999 Equity Plan and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm . PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

\*/ Please Detach and Mail in the Envelope Provided \*/

☒	Please mark your
votes as indicated
in this example.

		FOR ALL NOMINEES	WITHHOLD				FOR	AGAINST	ABSTAIN
		(EXCEPT AS INDICATED	AUTHORITY
		TO THE CONTRARY)	FOR ALL
NOMINEES
1.	ELECTION OF DIRECTOR. Class III Term will expire in 2010	☐	☐	Nominees: Edward L. Samek Stephen A. Kaplan	2.	APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1999 EQUITY PLAN. To approve the amendment to the Amended and Restated 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)					3.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2007.

							☐	☐	☐

4.

OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at the present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the election of all nominees for director, “FOR” approval of the amendment to the Amended and Restated 1999 Equity Plan and “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

			Date:	, 2007
Signature		Signature if held jointly

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.